   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1996


                                                       REGISTRATION NO. 333-8163

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                            ARDEN REALTY GROUP, INC.
      (Exact Name of Registrant as Specified in its Governing Instruments)
                            ------------------------
                            9100 Wilshire Boulevard
                             East Tower, Suite 700
                        Beverly Hills, California 90212
                                 (310) 271-8600
                    (Address of principal executive offices)
                            ------------------------

                                Richard S. Ziman
                            9100 Wilshire Boulevard
                             East Tower, Suite 700
                        Beverly Hills, California 90212
                                 (310) 271-8600
                    (Name and Address of Agent for Service)
                            ------------------------
                                   COPIES TO:

          William J. Cernius                      J. Warren Gorrell, Jr.
           Latham & Watkins                      Joseph G. Connolly, Jr.
        650 Town Center Drive                     Hogan & Hartson L.L.P.
              Suite 2000                             Columbia Square
     Costa Mesa, California 92626              555 Thirteenth Street, N.W.
            (714) 540-1235                     Washington, D.C. 20004-1109
                                                      (202) 637-5600

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________.

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              -------------------

                        CALCULATION OF REGISTRATION FEE


 TITLE OF EACH CLASS OF                                   PROPOSED MAXIMUM           PROPOSED MAXIMUM
    SECURITIES TO BE             AMOUNT TO BE              OFFERING PRICE           AGGREGATE OFFERING             AMOUNT OF
       REGISTERED               REGISTERED(1)               PER SHARE(2)                 PRICE(2)               REGISTRATION FEE
Common Stock, $.01 par
  value per share.......          21,674,500                   $20.00                  $433,490,000               $149,479(3)



(1) Includes 2,827,000 shares which the Underwriters have the option to purchase solely to cover overallotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Of this amount, $148,504 was previously paid and $976 is being paid herewith.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors


Arden Realty Group, Inc.



    We have audited the accompanying statement of revenue and certain expenses of 1950 Sawtelle for the period January 1, 1995 to June 14, 1995. This statement of revenue and certain expenses is the responsibility of the management of 1950 Sawtelle. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the property.



    In our opinion, the statement of revenue and certain expenses presents fairly, in all material respects, the revenue and certain expenses, as defined above, of 1950 Sawtelle for the period January 1, 1995 to June 14, 1995.



                                          Ernst & Young LLP



Los Angeles, California


April 10, 1996

                                 1950 SAWTELLE
                   STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)
                FOR THE PERIOD JANUARY 1, 1995 TO JUNE 14, 1995



REVENUE:
  Rental.............................................................................  $     847
  Tenant reimbursements..............................................................         33
  Parking............................................................................         68
                                                                                       ---------
    Total revenue....................................................................        948
                                                                                       ---------
CERTAIN EXPENSES:
  Property operating and maintenance.................................................        204
  Real estate taxes..................................................................         83
                                                                                       ---------
    Total certain expenses...........................................................        287
                                                                                       ---------
      Excess of revenue over certain expenses........................................  $     661
                                                                                       ---------
                                                                                       ---------



      See accompanying notes to statement of revenue and certain expenses.

                                 1950 SAWTELLE



               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES



                FOR THE PERIOD JANUARY 1, 1995 TO JUNE 14, 1995



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION



    The accompanying statement of revenue and certain expenses includes the operations of 1950 Sawtelle, a 103,772 square foot commercial office property located in Los Angeles, California. 1950 Sawtelle was acquired by 1950 Sawtelle Associates, L.P. on June 14, 1995 for $9,251,000. Substantial ownership interests in the entity that owns the property are held by Richard Ziman, Victor Coleman, and related individuals and entities controlled by them (the "Owners"). The Owners of this property and other affiliates (the "Arden Predecessors") and other unrelated parties, which collectively represent the "Participants," will, concurrently with a proposed public offering, enter into a series of transactions with Arden Realty Group, Inc., a Maryland corporation, to form a real estate investment trust (the "REIT") to continue and expand the business of the Arden Predecessors. 1950 Sawtelle has been managed by Arden Realty Group, Inc., a California corporation, since its acquisition by the Arden Predecessors. 1950 Sawtelle was purchased from a nonaffiliated third party.



BASIS OF PRESENTATION



    The accompanying statement was prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc., a Maryland corporation (the "Company").



    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of 1950 Sawtelle have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of the 1950 Sawtelle.



REVENUE RECOGNITION



    Rental revenue is recognized on a straight-line basis over the terms of the related leases.



RISKS AND UNCERTAINTIES



    The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.



2.  COMMERCIAL OFFICE PROPERTIES


    The future minimum lease payments to be received under existing operating leases as of June 14, 1995 are as follows:



1996............................................................  $1,568,000
1997............................................................  1,338,000
1998............................................................    610,000
1999............................................................    173,000
2000............................................................    110,000
Thereafter......................................................    136,000



    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.



    Office space in 1950 Sawtelle is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Arden Realty Group, Inc.



    We have audited the accompanying combined statement of revenue and certain expenses of Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire for the period December 1, 1994 to November 22, 1995. This combined statement of revenue and certain expenses is the responsibility of the management of Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.



    In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire for the period December 1, 1994 to November 22, 1995.



                                          Ernst & Young LLP



Los Angeles, California
September 10, 1996

                       WESTWOOD TERRACE, SKYVIEW CENTER,
                      4811 AND 4900/10 AIRPORT PLAZA DRIVE
                                AND NEW WILSHIRE



               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)



              FOR THE PERIOD DECEMBER 1, 1994 TO NOVEMBER 22, 1995



REVENUE:
  Rental...........................................................................  $  12,675
  Tenant reimbursements............................................................        693
  Parking..........................................................................      2,162
  Other............................................................................        805
                                                                                     ---------
  Total revenue....................................................................     16,335
                                                                                     ---------

CERTAIN EXPENSES:
  Property operating and maintenance...............................................      4,208
  Real estate taxes................................................................      1,505
  Insurance........................................................................        416
  Ground rent......................................................................        169
  Bad debts........................................................................         66
  Other............................................................................        107
                                                                                     ---------
  Total certain expenses...........................................................      6,471
                                                                                     ---------
    Excess of revenue over certain expenses........................................  $   9,864
                                                                                     ---------
                                                                                     ---------



 See accompanying notes to combined statement of revenue and certain expenses.

                       WESTWOOD TERRACE, SKYVIEW CENTER,
                      4811 AND 4900/10 AIRPORT PLAZA DRIVE
                                AND NEW WILSHIRE



          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES



              FOR THE PERIOD DECEMBER 1, 1994 TO NOVEMBER 22, 1995



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION



    The accompanying combined statement of revenue and certain expenses includes the operations of five commercial office properties located in Southern California which were acquired by Arden LAOP IV, LLC on November 22, 1995 from nonaffiliated third parties. The ownership interests in the entity that owns the properties are held by Richard Ziman, Victor Coleman, Arthur Gilbert and related individuals and entities controlled by them (the "Arden Predecessors"). The Arden Predecessors, along with other unrelated parties, which collectively represent the "Participants," will, concurrently with a proposed public offering, enter into a series of transactions with Arden Realty Group, Inc., a Maryland corporation, to form a real estate investment trust (the "REIT") to continue and expand the business of the Arden Predecessors. All of the properties have been managed by Arden Realty Group, Inc., a California corporation, since acquisition by the Arden Predecessors.



    The properties are as follows:



                           SOUTHERN        APPROXIMATE
                          CALIFORNIA         RENTABLE                           ACQUISITION
   PROPERTY NAME           LOCATION       SQUARE FOOTAGE   ACQUISITION DATE        PRICE
- --------------------  ------------------  --------------  ------------------  ----------------
Westwood Terrace      Los Angeles               135,943        November 1995   $   18,953,000
Skyview Center        Los Angeles               391,675        November 1995       40,216,000
4811 and 4900/10
Airport Plaza Dr.     Long Beach                272,013        November 1995       14,452,000
New Wilshire          Los Angeles               202,704        November 1995       21,102,000
                                          --------------                      ----------------
                                              1,002,335                        $   94,723,000
                                          --------------                      ----------------
                                          --------------                      ----------------



BASIS OF PRESENTATION



    The accompanying statement was prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc., a Maryland corporation (the "Company"). The accompanying statement was prepared on a combined basis because the properties are all currently owned and managed by the Arden Predecessors. There are no interproperty accounts to be eliminated.



    The accompanying statement is not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire.



REVENUE RECOGNITION



    Rental revenue is recognized on a straight-line basis over the terms of the related leases.



RISKS AND UNCERTAINTIES



    The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                       WESTWOOD TERRACE, SKYVIEW CENTER,
                      4811 AND 4900/10 AIRPORT PLAZA DRIVE
                                AND NEW WILSHIRE



   NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES -- (CONTINUED)



              FOR THE PERIOD DECEMBER 1, 1994 TO NOVEMBER 22, 1995



2.  COMMERCIAL OFFICE PROPERTIES


    The future minimum lease payments to be received under the existing operating leases as of November 22, 1995 are as follows:



1996...........................................................  $15,290,000
1997...........................................................  13,880,000
1998...........................................................  11,456,000
1999...........................................................   9,396,000
2000...........................................................   8,271,000
Thereafter.....................................................  24,817,000



    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.



    Office space in Westwood Terrace, Skyview Center, 4811 and 4900/10 Airport Plaza Drive and New Wilshire is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Arden Realty Group, Inc.



    We have audited the accompanying combined statement of revenue and certain expenses of 70 South Lake and Calabasas Commerce Center for the period January 1, 1995 to November 22, 1995. This combined statement of revenue and certain expenses is the responsibility of the management of 70 South Lake and Calabasas Commerce Center. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.



    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.



    In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of 70 South Lake and Calabasas Commerce Center for the period January 1, 1995 to November 22, 1995.



                                          Ernst & Young LLP



Los Angeles, California
April 10, 1996

                  70 SOUTH LAKE AND CALABASAS COMMERCE CENTER
               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)
              FOR THE PERIOD JANUARY 1, 1995 TO NOVEMBER 22, 1995



REVENUE:
  Rental............................................................................  $   3,411
  Tenant reimbursements.............................................................        401
  Parking...........................................................................        150
  Other.............................................................................         77
                                                                                      ---------
  Total revenue.....................................................................      4,039
                                                                                      ---------
CERTAIN EXPENSES:
  Property operating and maintenance................................................        968
  Real estate taxes.................................................................        232
  Insurance.........................................................................         43
  Other.............................................................................         10
                                                                                      ---------
  Total certain expenses............................................................      1,253
                                                                                      ---------
    Excess of revenue over certain expenses.........................................  $   2,786
                                                                                      ---------
                                                                                      ---------



 See accompanying notes to combined statement of revenue and certain expenses.

                  70 SOUTH LAKE AND CALABASAS COMMERCE CENTER
          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES



1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION



    The accompanying combined statement of revenue and certain expenses includes the operations of two commercial office properties located in Southern California which were acquired by Arden LAOP IV, LLC on November 22, 1995. The ownership interests in the entity that owns the properties are held by Richard Ziman, Victor Coleman, Arthur Gilbert and related individuals and entities controlled by them (the "Arden Predecessors"). The Arden Predecessors, along with other unrelated parties, which collectively represent the "Participants," will, concurrently with a proposed public offering, enter into a series of transactions with Arden Realty Group, Inc. a Maryland corporation, to form a real estate investment trust (the "REIT") to continue and expand the business of the Arden Predecessors. All of the properties have been managed by Arden Realty Group, Inc., a California corporation, since acquisition by the Arden Predecessors. The properties were purchased from nonaffiliated third parties.



    The properties are as follows:



                                                    APPROXIMATE
                                        SOUTHERN      RENTABLE
                                       CALIFORNIA      SQUARE                              ACQUISITION
            PROPERTY NAME               LOCATION      FOOTAGE        ACQUISITION DATE         PRICE
- -------------------------------------  -----------  ------------  ----------------------  -------------
70 South Lake........................  Pasadena         100,133        November 22, 1995  $  10,457,000
Calabasas Commerce Center............  Calabasas        123,121        November 22, 1995     10,987,000
                                                    ------------                          -------------
                                                        223,254                           $  21,444,000
                                                    ------------                          -------------
                                                    ------------                          -------------



BASIS OF PRESENTATION



    The accompanying statement was prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc., a Maryland corporation (the "Company"). The accompanying statement was prepared on a combined basis because the properties are all currently owned and managed by the Arden Predecessors. There are no interproperty accounts to be eliminated.



    The accompanying statement is not representative of the actual operations for the period presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of 70 South Lake and Calabasas Commerce Center have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of 70 South Lake and Calabasas Commerce Center.



REVENUE RECOGNITION



    Rental revenue is recognized on a straight-line basis over the terms of the related leases.



RISKS AND UNCERTAINTIES



    The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  70 SOUTH LAKE AND CALABASAS COMMERCE CENTER
   NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES -- (CONTINUED)



2.  COMMERCIAL OFFICE PROPERTIES


    The future minimum lease payments to be received under existing operating leases as of November 22, 1995 are as follows:



1996.............................................................  3,150,000
1997.............................................................  2,749,000
1998.............................................................  2,133,000
1999.............................................................  1,870,000
2000.............................................................    731,000
Thereafter.......................................................  1,968,000



    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.



    Office space in 70 South Lake and Calabasas Commerce Center is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Arden Realty Group, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of the 1996 Acquired Properties for the year ended December 31, 1995. This combined statement of revenue and certain expenses is the responsibility of the management of the 1996 Acquired Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.

    In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of the 1996 Acquired Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 10, 1996

                            1996 ACQUIRED PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)


                                                                                                       FOR THE YEAR
                                                                                                          ENDED
                                                                                                       DECEMBER 31,
                                                                                                           1995
                                                                                       FOR THE 1996    ------------
                                                                                      INTERIM PERIOD
                                                                                         PRIOR TO
                                                                                        ACQUISITION
                                                                                      ---------------
                                                                                        (UNAUDITED)
REVENUE
  Rental............................................................................     $   3,923      $   19,391
  Tenant reimbursements.............................................................           258             961
  Parking...........................................................................           308           1,859
  Other.............................................................................           144             350
                                                                                            ------     ------------
    Total revenue...................................................................         4,633          22,561
                                                                                            ------     ------------

CERTAIN EXPENSES
  Property operating and maintenance................................................         1,065           5,401
  Real estate taxes.................................................................           151           1,753
  Insurance.........................................................................           135             521
  Ground rent.......................................................................           138           1,067
  Bad debts.........................................................................        --                 106
                                                                                            ------     ------------
    Total certain expenses..........................................................         1,489           8,848
                                                                                            ------     ------------
      Excess of revenue over certain expenses.......................................     $   3,144      $   13,713
                                                                                            ------     ------------
                                                                                            ------     ------------


 See accompanying notes to combined statements of revenue and certain expenses.

                            1996 ACQUIRED PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION


    The accompanying combined statements of revenue and certain expenses include the combined operations of five commercial office properties located in Southern California which were acquired in 1996 (the "1996 Acquired Properties") from nonaffiliated third parties by entities in which substantial interests are owned by Richard Ziman, Victor Coleman, Arthur Gilbert and related individuals and controlled by them (the "Arden Predecessors"). The properties were purchased for cash utilizing funds from new debt financing. Two of the properties (400 Corporate Pointe and 5832 Bolsa) were acquired from a single seller. The Arden Predecessors, along with other unrelated parties, which collectively represent the "Participants," will, concurrently with a proposed public offering, enter into a series of transactions with Arden Realty Group, Inc., a Maryland corporation, to form a real estate investment trust (the "REIT") to continue and expand the business of the Arden Predecessors. All of the properties have been managed by Arden Realty Group, Inc., a California corporation, since their acquisition by the Arden Predecessors.


    The 1996 Acquired Properties are as follows:


                                                APPROXIMATE
                                                  RENTABLE
                          SOUTHERN CALIFORNIA      SQUARE       ACQUISITION      ACQUISITION
     PROPERTY NAME              LOCATION          FOOTAGE           DATE            PRICE
- ------------------------  --------------------  ------------  ----------------  --------------
5832 Bolsa                Huntington Beach           49,355      February 1996  $    4,654,000
400 Corporate Pointe      Culver City               164,598      February 1996      21,206,000
9665 Wilshire             Beverly Hills             158,684      February 1996      29,331,000
Imperial Bank Tower       San Diego                 540,413      February 1996      39,474,000
100 Broadway              Long Beach                191,727       July 1, 1996      19,799,000
                                                ------------                    --------------
                                                  1,104,777                     $  114,464,000
                                                ------------                    --------------
                                                ------------                    --------------



BASIS OF PRESENTATION



    The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc., a Maryland corporation (the "Company"). The accompanying statements were prepared on a combined basis because the properties are controlled by the Arden Predecessors. There are no interproperty accounts to be eliminated.



    The accompanying statements are not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the 1996 Acquired Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of the 1996 Acquired Properties.



REVENUE RECOGNITION


    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            1996 ACQUIRED PROPERTIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) UNAUDITED INTERIM STATEMENT


    The combined interim financial statements for the 1996 interim period includes the revenue and certain expenses for the period prior to acquisition by the Arden Predecessors. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.


2.  COMMERCIAL OFFICE PROPERTIES
    The future minimum lease payments to be received under existing operating leases as of December 31, 1995 are as follows:

1996...........................................  $19,849,000
1997...........................................  18,159,000
1998...........................................  16,405,000
1999...........................................  15,866,000
2000...........................................  14,204,000
Thereafter.....................................  34,774,000

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the 1996 Acquired Properties is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Arden Realty Group, Inc.

    We have audited the accompanying combined statement of revenue and certain expenses of the Acquisition Properties for the year ended December 31, 1995. This combined statement of revenue and certain expenses is the responsibility of the management of the Acquisition Properties. Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Arden Realty Group, Inc. Certain expenses (described in Note 1) that would not be comparable to those resulting from the proposed future operations of the properties are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the properties.

    In our opinion, the combined statement of revenue and certain expenses presents fairly, in all material respects, the combined revenue and certain expenses, as defined above, of the Acquisition Properties for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
April 19, 1996

                             ACQUISITION PROPERTIES

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                 (IN THOUSANDS)


                                                                                    SIX MONTHS ENDED    FOR THE YEAR
                                                                                        JUNE 30,            ENDED
                                                                                  --------------------  DECEMBER 31,
                                                                                    1996       1995         1995
                                                                                  ---------  ---------  -------------
                                                                                      (UNAUDITED)
REVENUE
  Rental........................................................................  $   2,101  $   2,240    $   4,280
  Tenant reimbursements.........................................................         58         26           54
  Parking.......................................................................         87         55          133
  Other.........................................................................        174         31           85
                                                                                  ---------  ---------       ------
    Total revenue...............................................................      2,420      2,352        4,552
                                                                                  ---------  ---------       ------

CERTAIN EXPENSES
  Property operating and maintenance............................................        717        844        1,606
  Real estate taxes.............................................................        190        205          412
  Insurance.....................................................................        114         78          151
  Bad debts.....................................................................     --              2           18
  Other.........................................................................     --             20           41
                                                                                  ---------  ---------       ------
    Total certain expenses......................................................      1,021      1,149        2,228
                                                                                  ---------  ---------       ------
      Excess of revenue over certain expenses...................................  $   1,399  $   1,203    $   2,324
                                                                                  ---------  ---------       ------
                                                                                  ---------  ---------       ------


 See accompanying notes to combined statements of revenue and certain expenses.

                             ACQUISITION PROPERTIES

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION


    The accompanying combined statements of revenue and certain expenses include the combined operations of two commercial office properties located in Southern California (the "Acquisition Properties") which are to be acquired by Arden Realty Group, Inc., a Maryland corporation (the "Company") from the same nonaffiliated third party, concurrently with the consummation of a proposed initial public offering of the Common Stock of the Company.


    The Acquisition Properties are as follows:


                             SOUTHERN        APPROXIMATE
                            CALIFORNIA         RENTABLE      ACQUISITION
    PROPERTY NAME            LOCATION       SQUARE FOOTAGE      PRICE
- ----------------------  ------------------  --------------  -------------
303 Glenoaks Blvd.      Burbank                  175,449    $  24,854,000
12501 East Imperial     Norwalk                  122,175        9,978,000
                                                 -------    -------------
                                                 297,624    $  34,832,000
                                                 -------    -------------
                                                 -------    -------------



BASIS OF PRESENTATION



    The accompanying statements have been prepared to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of the Company.



    The accounts of the Acquisition Properties are combined in the statements of revenue and certain expenses and there are no interproperty accounts to be eliminated. The accompanying statements are not representative of the actual operations for the periods presented as certain expenses that may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Acquisition Properties have been excluded. Excluded expenses consist of interest, depreciation and amortization and property general and administrative costs not directly comparable to the future operations of the Acquisition Properties.


REVENUE RECOGNITION

    Rental revenue is recognized on a straight-line basis over the terms of the related leases.

RISKS AND UNCERTAINTIES

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM STATEMENT


    The combined statements of revenue and certain expenses for the six months ended June 30, 1996 and 1995 are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal, recurring nature.

                             ACQUISITION PROPERTIES

                      FOR THE YEAR ENDED DECEMBER 31, 1995

2.  COMMERCIAL OFFICE PROPERTY
    The future minimum lease payments to be received under existing operating leases as of December 31, 1995 are as follows:

1996............................................  $5,310,000
1997............................................  5,185,000
1998............................................  4,175,000
1999............................................  2,789,000
2000............................................  1,770,000
Thereafter......................................  1,739,000

    The above future minimum lease payments do not include specified payments for tenant reimbursements of operating expenses.

    Office space in the Acquisition Properties is generally leased to tenants under lease terms which provide for the tenants to pay for increases in operating expenses in excess of specified amounts.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 16th day of September, 1996.


                                          ARDEN REALTY GROUP, INC.

                                          By:        /s/ RICHARD S. ZIMAN

                                             -----------------------------------
                                                      Richard S. Ziman
                                             CHAIRMAN OF THE BOARD OF DIRECTORS
                                                 AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard S. Ziman or Victor J. Coleman or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement or a Registration Statement prepared in accordance with Rule 462 of the Securities Act, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on September 16, 1996.



                                               TITLE
                                     -------------------------

                                     Chairman of the Board of
       /s/ RICHARD S. ZIMAN           Directors and
- -----------------------------------   Chief Executive Officer
         Richard S. Ziman             (Principal Executive
                                      Officer)

       /s/ VICTOR J. COLEMAN         President, Chief
- -----------------------------------   Operating Officer and
         Victor J. Coleman            Director

        /s/ DIANA M. LAING           Chief Financial Officer
- -----------------------------------   (Principal Financial
          Diana M. Laing              Officer)

                                     Chief Accounting Officer
         /s/ MICHELE BYER             and Secretary
- -----------------------------------   (Principal Accounting
           Michele Byer               Officer)

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                 SEQUENTIALLY
   NO.                                             EXHIBIT                                               NUMBERED PAGE
- ---------  ----------------------------------------------------------------------------------------  ---------------------
1.1+       Form of Underwriting Agreement between the Company and the Representatives.
3.1        Articles of Amendment and Restatement of the Company's Charter.
3.2        Bylaws of the Company.
3.3        Specimen of certificate representing shares of Common Stock.
5.1+       Opinion of Latham & Watkins regarding the validity of the securities being registered.
8.1+       Opinion of Latham & Watkins regarding tax matters.
10.1       Form of Agreement of Limited Partnership of the Operating Partnership.
10.2+      1996 Stock Option and Incentive Plan.
10.3       Form of Officers and Directors Indemnity Agreement.
10.5       Mortgage Financing Agreement.
10.6+      Employment Agreements between the Company and Mr. Ziman.
10.7+      Employment Agreement between the Company and Mr. Coleman.
10.8       Employment Agreement between the Company and Ms. Laing.
10.9+      Miscellaneous Rights Agreement among the Company, the Operating Partnership and Mr.
            Ziman.
10.10      Ground lease for Imperial Bank Tower.
10.11      Ground lease for parking structure of Imperial Bank Tower.
10.12      Master Ground Lease for Long Beach Airport Business Park.
10.13      Ground lease for parking structure at the Anaheim City Centre.
10.14+     Option Agreement with Broad Base Investments Two, LLC.
10.15      Option Agreement with CIC Equities, Inc.
10.16      Option Agreement with TJB Investments, Inc.
10.17      Contribution Agreement with Richard S. Ziman.
10.18      Contribution Agreement with Victor J. Coleman.
10.19      Contribution Agreement with Michele Byer.
10.20      Contribution Agreement with Arden Century Associates.
10.21      Contribution Agreement with Arden LAOP Two, LLC.
10.22      Contribution Agreement with Arden Sawtelle Associates.
10.23      Contribution Agreement with Coleman Enterprises, Inc.
10.24      Partnership Interest Contribution Agreement with Arthur Gilbert and Rosalinde Gilbert
            1982 Trust.

 EXHIBIT                                                                                                 SEQUENTIALLY
   NO.                                             EXHIBIT                                               NUMBERED PAGE
- ---------  ----------------------------------------------------------------------------------------  ---------------------
10.25      Contribution Agreement with Intercity Building Associates.
10.26      Contribution Agreement with Metropolitan Falls Partners.
10.27      Contribution Agreement with Montour Realty Associates.
10.28      Contribution Agreement with Ziman Realty Partners.
10.29      Contribution Agreement with Arthur Gilbert and Rosalinde Gilbert 1982 Trust.
10.30      Contribution Agreement with Arden Realty Group, Inc.
10.31      Office Market Study Prepared by Cushman & Wakefield of California, Inc.
21.1*      Subsidiary of the Registrant.
23.1       Consent of Ernst & Young LLP.
23.2*      Consent of Cushman & Wakefield of California, Inc.
23.3+      Consent of Latham & Watkins (contained in Exhibits 5.1 and 8.1).
23.4*      Consent of Carl D. Covitz.
23.5*      Consent of Kenneth B. Roath.
23.6*      Consent of Arthur Gilbert.
23.7*      Consent of Steven C. Good.
23.8       Consent of Jerry Asher.
24.        Power of Attorney (see Page II-6).
27.        Financial Data Schedule.


- ------------------------

* Previously filed.
+ To be filed by Amendment.